UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2005

Commission File Number: 1-13011

COMFORT SYSTEMS USA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0526487
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

777 Post Oak Boulevard
Suite 500
Houston, Texas 77056

(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 830-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On December 31, 2005, Comfort Systems USA, Inc. (the “Company”) along with two of its wholly-owned subsidiaries, United Environmental Services, L.P. (“UES”) and Comfort Systems USA (Twin Cities), Inc. (“Twin Cities”), entered into an asset purchase agreement to sell substantially all of the assets of UES and Twin Cities to Automated Logic Corporation and Automated Logic Contracting Services, Inc. (together, “ALC”) for approximately $22.4 million in cash, net of transaction costs and a purchase price adjustment based upon the closing balance sheet for the transferred assets. The purchase price was determined by arms-length negotiation between the parties. Please refer to the Asset Purchase Agreement attached hereto as Exhibit 10.1.

Item 2.01          Completion of Acquisition or Disposition of Assets

See Item 1.01, which is incorporated herein by reference.

Item 8.01          Other Events

On January 4, 2006, the Company issued a press release announcing the sale of assets described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(b)   Pro forma financial information

The following unaudited financial information reflects the pro forma consolidated statements of operations for the nine months ended September 30, 2005 and the three years in the period ended December 31, 2004 and the related pro forma consolidated balance sheet as of September 30, 2005 in light of this transaction with ALC. The unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004, gives effect to the disposition as if it occurred on January 1, 2004. The unaudited pro forma consolidated balance sheet as of September 30, 2005 assumes the sale occurred on September 30, 2005. The pro forma information is based on the historical financial statements of the companies divested after giving effect to the proposed transaction and the financial statements and are not necessarily indicative of the financial position or results of operations of the Company that would have actually occurred had the transaction been in effect as of the date or for the periods presented. The pro forma consolidated financial statements have been prepared based on preliminary estimates. The pro forma financial information should be read in conjunction with the Company’s historical financial statements included in its Form 10-K for the year ended December 31, 2004 and Form 10-Q for the period ended September 30, 2005.

Comfort Systems USA, Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2005
(in thousands)
(Unaudited)

	Historical	Companies Divested(A)	Pro Forma Adjustments(C)	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,709	$—	$22,350	$56,059
Accounts receivable, net	206,147	(4,672)	—	201,475
Other receivables	4,493	(2)	—	4,491
Inventories	9,196	(408)	—	8,788
Costs and estimated earnings in excess of billings	26,467	(645)	—	25,822
Prepaid expenses and other	14,038	(523)	—	13,515
Assets related to discontinued operations	872	10,176	(10,176)	872
Total current assets	294,922	3,926	12,174	311,022
PROPERTY AND EQUIPMENT, net	13,889	(737)	—	13,152
GOODWILL	100,123	(3,292)	—	96,831
OTHER NONCURRENT ASSETS	7,258	103	—	7,361
Total assets	$416,192	$—	$12,174	$428,366
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$—	$—	$—	$—
Accounts payable	69,153	(1,284)		67,869
Accrued compensation and benefits	27,006	(315)	—	26,691
Billings in excess of costs and estimated earnings	55,981	(2,799)	—	53,182
Income taxes payable	2,132	—	7,064	9,196
Accrued self insurance expense	18,645	(82)	—	18,563
Other current liabilities	12,781	147	—	12,928
Liabilities related to discontinued operations	38	4,333	(4,333)	38
Total current liabilities	185,736	—	2,731	188,467
LONG-TERM DEBT, NET OF CURRENT MATURITIES	—	—	—	—
Total liabilities	185,736	—	2,731	188,467
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY	230,456	—	9,443	239,899
Total liabilities and stockholders’ equity	$416,192	$—	$12,174	$428,366

The accompanying note is an integral part of this financial statement.

Comfort Systems USA, Inc.
Pro Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2005
(in thousands, except per share amounts)
(Unaudited)

	Historical	Companies Divested(B)	Pro Forma Adjustments(D)	Pro Forma
REVENUES	$681,937	$(17,373)	$—	$664,564
COST OF SERVICES	571,690	(12,187)	—	559,503
Gross profit	110,247	(5,186)	—	105,061
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	87,339	(3,766)	—	83,573
LOSS (GAIN) ON SALE OF ASSETS	(112)	5	—	(107)
Operating income	23,020	(1,425)	—	21,595
OTHER INCOME (EXPENSE):
Interest income	429	—	—	429
Interest expense	(924)	—	212	(712)
Write off of debt costs	(870)	—	—	(870)
Other	36	—	—	36
Other income (expense)	(1,329)	—	212	(1,117)
INCOME BEFORE INCOME TAXES	21,691	(1,425)	212	20,478
INCOME TAX EXPENSE	9,452	(535)	74	8,991
INCOME FROM CONTINUING OPERATIONS	$12,239	$(890)	$138	$11,487
INCOME PER SHARE:
Basic	$0.31			$0.29
Diluted	$0.30			$0.29
SHARES USED IN COMPUTING INCOME PER SHARE:
Basic	39,180			39,180
Diluted	40,179			40,179

The accompanying note is an integral part of this financial statement.

Comfort Systems USA, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2004
(in thousands, except per share amounts)
(Unaudited)

	Historical(E)	Companies Divested(B)	Pro Forma Adjustments(D)	Pro Forma
REVENUES	$799,542	$(20,921)	$—	$778,621
COST OF SERVICES	670,680	(14,020)	—	656,660
Gross profit	128,862	(6,901)	—	121,961
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	105,637	(4,793)	—	100,844
GOODWILL IMPAIRMENT	637	—	—	637
GAIN ON SALE OF ASSETS	(24)	—	—	(24)
Operating income	22,612	(2,108)	—	20,504
OTHER INCOME (EXPENSE):
Interest income	172	—	—	172
Interest expense	(1,566)	—	466	(1,100)
Other	(427)	—	—	(427)
Other income (expense)	(1,821)	—	466	(1,355)
INCOME BEFORE INCOME TAXES	20,791	(2,108)	466	19,149
INCOME TAX EXPENSE	8,128	(801)	163	7,490
INCOME FROM CONTINUING OPERATIONS	$12,663	$(1,307)	$303	$11,659
INCOME PER SHARE:
Basic	$0.33			$0.30
Diluted	$0.32			$0.30
SHARES USED IN COMPUTING INCOME (LOSS) PER SHARE:
Basic	38,409			38,409
Diluted	39,505			39,505

The accompanying note is an integral part of this financial statement.

Comfort Systems USA, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2003
(in thousands, except per share amounts)
(Unaudited)

	Historical(E)	Companies Divested(B)	Pro Forma
REVENUES	$763,588	$(17,372)	$746,216
COST OF SERVICES	640,433	(11,715)	628,718
Gross profit	123,155	(5,657)	117,498
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	111,684	(4,263)	107,421
GOODWILL IMPAIRMENT	2,726	—	2,726
RESTRUCTURING CHARGES	3,223	—	3,223
LOSS ON SALE OF ASSETS	50	—	50
Operating income	5,472	(1,394)	4,078
OTHER INCOME (EXPENSE):
Interest income	66	—	66
Interest expense	(3,893)	—	(3,893)
Write off of debt costs	(4,172)	—	(4,172)
Other	(129)	33	(96)
Other income (expense)	(8,128)	33	(8,095)
INCOME (LOSS) BEFORE INCOME TAXES	(2,656)	(1,361)	(4,017)
INCOME TAX EXPENSE (BENEFIT)	(1,359)	(498)	(1,857)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,297)	$(863)	$(2,160)
LOSS PER SHARE:
Basic	$(0.03)		$(0.06)
Diluted	$(0.06)		$(0.08)
SHARES USED IN COMPUTING LOSS PER SHARE:
Basic	37,702		37,702
Diluted	38,111		38,111

The accompanying note is an integral part of this financial statement.

Comfort Systems USA, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2002
(in thousands, except per share amounts)
(Unaudited)

	Historical(E)	Companies Divested(B)	Pro Forma
REVENUES	$779,655	$(18,430)	$761,225
COST OF SERVICES	646,209	(12,491)	633,718
Gross profit	133,446	(5,939)	127,507
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	120,840	(4,172)	116,668
GOODWILL IMPAIRMENT	218	—	218
RESTRUCTURING CHARGES	1,878	—	1,878
LOSS ON SALE OF ASSETS	6	—	6
Operating income	10,504	(1,767)	8,737
OTHER INCOME (EXPENSE):
Interest income	54	—	54
Interest expense	(4,317)	—	(4,317)
Write off of debt costs	(987)	—	(987)
Other	1,721	—	1,721
Other income (expense)	(3,529)	—	(3,529)
INCOME BEFORE INCOME TAXES	6,975	(1,767)	5,208
INCOME TAX EXPENSE	3,562	(626)	2,936
INCOME FROM CONTINUING OPERATIONS	$3,413	$(1,141)	$2,272
INCOME PER SHARE:
Basic	$0.09		$0.06
Diluted	$0.09		$0.06
SHARES USED IN COMPUTING INCOME PER SHARE:
Basic	37,605		37,605
Diluted	38,154		38,154

The accompanying note is an integral part of this financial statement.

NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.                 Pro Forma Adjustments

The accompanying pro forma consolidated financial statements give effect to the following pro forma adjustments necessary to reflect the sale outlined in the preceding introduction as if the transaction occurred on January 1, 2004 in the pro forma consolidated statement of operations and on September 30, 2005 in the pro forma consolidated balance sheet.

(A)       Reduction of assets and liabilities as a result of the disposition.

(B)        Reduction of revenue and expenses as a result of the disposition. These amounts do not consider any allocation of corporate overhead to the companies that were divested, and therefore, selling, general and administrative expenses do not reflect any potential reductions in corporate costs in response to this change in the Company.

(C)        Estimated increase in cash from the cash proceeds of $22.4 million from the disposition, net of liabilities for costs related to the transaction, and the related income tax payable of $7.1 million.

(D)       Estimated reduction of interest expense on the Company’s credit facility as a result of the payoff of this facility. The reduction in interest expense is based on the actual weighted average rates under the credit facility of approximately 5.8% for the nine months ended September 30, 2005 and approximately 5.04% for the year ended December 31, 2004. Investment income from the excess of the proceeds over the term loan balances have not been included as a pro forma adjustment.

(E)        Certain reclassifications have been made in prior period income statements to reflect certain operating companies as discontinued operations. These discontinued operations are further discussed in the Company’s Form 10-Q for the period ended September 30, 2005. These reclassifications have not resulted in any changes to previously reported net income for any periods.

Item 9.01

(c)    Exhibits

The following exhibits are included herein:

10.1

Asset Purchase Agreement Dated as of December 31, 2005 by and among Automated Logic Corporation, Automated Logic Contracting Services, Inc. and Comfort Systems USA, Inc., Comfort Systems USA (Twin Cities), Inc., United Environmental Services, L.P.

99.1	Press release dated January 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.
	By:	/s/ WILLIAM F. MURDY
William F. Murdy
Chief Executive Officer
Date: January 4, 2006